UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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(Name of Registrant as Specified In Its Charter)

MVC CAPITAL, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Barings BDC, Inc. and MVC Capital, Inc. Announce Anticipated Delisting and Redemption of MVC Capital’s 6.25% Senior Notes due 2022 in Connection with Previously Announced Merger

6.25% Senior Notes due 2022 to be Delisted
from NYSE in Connection with Merger Closing

CHARLOTTE, N.C., & PURCHASE, N.Y., December 14, 2020  - Barings BDC, Inc. (NYSE: BBDC) (“Barings BDC”) and MVC Capital, Inc. (NYSE: MVC) (“MVC Capital”) today announced that Barings BDC has notified MVC Capital of its election, in connection with and concurrently with the closing of the previously announced merger transaction (the “Merger”) between the parties, to effect the redemption of MVC Capital’s 6.25% senior notes due 2022 (NYSE: MVCD) (the “Notes”) with an aggregate principal amount outstanding of $95.0 million. The Notes are expected to be redeemed following at least 30 days’ notice prior to the date determined for redemption at a price equal to the outstanding principal amount of the Notes plus accrued interest to, but excluding, the date of redemption.

Barings BDC and MVC Capital expect that the Notes will be delisted from the New York Stock Exchange (“NYSE”) in connection with, and contingent upon, the closing of the Merger, and trading in the Notes on the NYSE is expected to be suspended pre-market open on the day after closing. The Merger is anticipated to close on or around December 23, 2020, subject to MVC Capital and Barings BDC stockholder approval and the satisfaction of other closing conditions. After the delisting, holders of the Notes will continue to conduct business with and receive interest payments through the trustee, U.S. Bank National Association. Neither MVC Capital nor Barings BDC has, and neither intends to, arrange for listing and/or registration of the Notes on another national securities exchange or for quotation on another quotation medium.

MVC-G

Forward-Looking Statements

This press release contains “forward-looking statements,” which are statements concerning future events, including, without limitation, forward-looking statements regarding the completion of the Merger and the delisting, redemption, and deregistration of the Notes. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. Although these statements are based upon assumptions that Barings BDC and MVC Capital believe to be reasonable based upon available information, they are subject to risks and uncertainties as a result of a number of factors, including those described from time to time in filings made by Barings BDC or MVC Capital with the SEC, including those contained in the Proxy Statement (as defined below). These risks and uncertainties include, but are not limited to: the potential that the Merger is not completed when anticipated or at all; that the Notes are not redeemed or are not redeemed in the manner described above; and other factors enumerated in Barings BDC’s and MVC Capital’s filings with the SEC. You should not place undue reliance on such forward-looking statements, which are based upon Barings BDC management’s and MVC Capital management’s views and assumptions regarding future events, and speak only as of the date of this communication. Neither Barings BDC nor MVC Capital undertakes any duty to update any forward-looking statement made herein.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving Barings BDC and MVC Capital, along with related proposals for which stockholder approval is being sought (collectively, the “Proposals”). In connection with the proposed Merger, Barings BDC and MVC Capital have filed with the SEC a joint proxy statement on Schedule 14A (the “Proxy Statement”), which was first mailed or otherwise delivered to Barings BDC stockholders and MVC stockholders entitled to vote on the Proposals on or about November 24, 2020, and Barings BDC has filed with the SEC a registration statement on Form N-14 (the “Registration Statement”) that includes the Proxy Statement and a prospectus of Barings BDC. The Proxy Statement and the Registration Statement each contain important information about Barings BDC, MVC Capital, the proposed Merger and related matters. STOCKHOLDERS OF EACH OF BARINGS BDC AND MVC CAPITAL ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BARINGS BDC, MVC CAPITAL, THE MERGER AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site at http://www.sec.gov and, for documents filed by Barings BDC, from the Barings BDC website at http://www.baringsbdc.com or for documents filed by MVC Capital, from the MVC Capital website at http://www.mvccapital.com.

Participants in the Solicitation

Barings BDC and MVC Capital and their respective directors, executive officers and certain other members of management and employees of Barings LLC, The Tokarz Group Advisers LLC and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of Barings BDC and MVC Capital in connection with the Proposals. Information about the directors and executive officers of Barings BDC is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 10, 2020. Information about the directors and executive officers of MVC Capital is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on June 10, 2020. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Barings BDC’s and MVC Capital’s stockholders in connection with the Proposals is contained in the Proxy Statement and will be contained in other relevant materials to be filed with the SEC if and when such documents become available. Investors should read the Proxy Statement and Registration Statement carefully and in their entirety before making any voting or investment decisions. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in Barings BDC, MVC Capital or in any fund or other investment vehicle. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933.

About Barings BDC

Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans to private U.S. middle market companies that operate across a wide range of industries. Barings BDC’s investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with over $354+ billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.

About MVC Capital, Inc.

MVC Capital is a business development company traded on the New York Stock Exchange that provides long-term debt and equity investment capital to fund growth, acquisitions and recapitalizations of companies in a variety of industries. For additional information about MVC Capital, please visit MVC Capital’s website at www.mvccapital.com.

About Barings LLC

Barings LLC is a $354+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.

*Assets under management as of September 30, 2020

Barings BDC Contacts:

Media Contact:
Cheryl Krauss, Media Relations, Barings, 980-417-5858, cheryl.krauss@barings.com

Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

MVC Capital Contacts:

Investor Relations:
Jackie Rothchild
MVC Capital
914.510.9400

Or

Jeffrey Goldberger / Allison Soss
KCSA Strategic Communications
212.896.1249 / 212.896.1267